Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-205143) of Wingstop Inc., and

(2)	Registration Statement (Form S-3 No. 333-212393), as amended by Post-Effective Amendment No. 1 of Wingstop Inc.;

of our reports dated February 27, 2019, with respect to the consolidated financial statements of Wingstop Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Wingstop Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Wingstop Inc. and Subsidiaries for the year ended December 29, 2018.

Dallas, Texas
February 27, 2019